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                                                                    Exhibit 10.9



                           PLAN TERMINATION AGREEMENT



            THIS PLAN TERMINATION AGREEMENT, (this "Agreement") is made this 3rd day of February, 1997 by and between Consumers Packaging Inc., a corporation organized under the federal laws of Canada ("Consumers"), Anchor Glass Acquisition Corp., a Delaware corporation and subsidiary of Consumers ("New Anchor"), and the Pension Benefit Guaranty Corporation, a wholly-owned United States Government corporation (the "PBGC") established pursuant to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   WITNESSETH:

            WHEREAS, Anchor Glass Container Corporation, a Delaware corporation ("Old Anchor"), and its subsidiaries conduct a business which manufactures, sells and distributes various types of glass containers (the "Business");

            WHEREAS, Old Anchor is the sponsor of the Anchor Glass Container Corporation Service Retirement Plan, the Anchor Glass Container Corporation Retirement Plan for Salaried Employees and the Retirement Plan for Hourly Employees of Latchford Glass Company and Associated Companies (individually, a "Plan" and, collectively, the "Plans");

            WHEREAS, on September 13, 1996, Old Anchor filed a voluntary petition for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and such case is presently pending under Case No. 96-1434 PJW (the "Bankruptcy Case");

            WHEREAS, on December 2, 1996, Consumers and Owens-Brockway Glass Container Inc. ("OI") submitted a bid together with supporting data to the Bankruptcy Court pursuant to which Consumers proposed to purchase substantially all of the assets of the Business and OI proposed to purchase certain other assets of the Business (the "Proposal");

            WHEREAS, Old Anchor, Consumers and OI subsequently entered into an Asset Purchase Agreement dated as of December 18, 1996 (together with the Proposal, the "Asset Purchase Agreement", pursuant to which, among other things, Consumers agreed to purchase substantially all of the assets of the Business, to assume certain liabilities with respect to the Plans and to assign its interest and obligations under such Asset Purchase Agreement to New Anchor and OI agreed to purchase certain other assets of the Business and assume certain other liabilities;
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            WHEREAS, the obligation of Consumers to consummate the transactions contemplated under the Asset Purchase Agreement is subject, among other things, to the condition that Consumers or New Anchor shall have received written assurance from the PBGC that the PBGC will not terminate the Plans after the closing date under such Asset Purchase Agreement (the "Closing Date") solely by reason of the assumption of such Plans by New Anchor nor by reason of the transactions contemplated by the Asset Purchase Agreement;

            WHEREAS, on January 9, 1997, the PBGC issued a Notice of Determination to Old Anchor stating that the PBGC intended to proceed to have the Plans terminated and to have itself appointed as statutory trustee of the Plans, both pursuant to section 4042 of ERISA;

            WHEREAS, the PBGC and Vitro, Sociedad Anonima, the corporate parent of Old Anchor, have entered into a Term Sheet, a copy of which has been submitted to New Anchor.

            NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, Consumers, New Anchor and the PBGC agree as follows:

            1. Subject to the terms and conditions of the Asset Purchase Agreement, Consumers shall cause New Anchor to timely satisfy, and New Anchor shall so satisfy, all of the obligations that New Anchor assumes with respect to the Plans under such Asset Purchase Agreement.

            2. The PBGC shall not terminate the Plans after the Closing Date solely by reason of the assumption of such Plans by New Anchor nor by reason of the transactions contemplated by the Asset Purchase Agreement.

            3. Upon the contribution of $18,056,100 to the Plans in cash and in shares of qualifying employer securities (within the meaning of section 407(d)(5) of ERISA) (the "Closing Contribution") and the assumption of such Plans by New Anchor ("the Closing"), the PBGC shall not seek to perfect or enforce a lien under section 412(n) of the Code or section 302(f) of ERISA against New Anchor or any member of New Anchor's controlled group with respect to any failure to make a payment to a Plan that is described in section 412(n)(l) of the Code or section 302(f)(l) of ERISA and that occurred on or before the Closing. At least $9,056,100 of the Closing Contribution shall be in cash. Nothing herein shall limit or otherwise affect the PBGC's statutory right to seek to perfect or enforce such a lien against any contributing sponsor of any Plan or any member of such contributing sponsor's controlled group with respect to any failure to make a payment to a Plan that is described in section 412(n)(l) of the Code or section 302(f)(l) of ERISA and that occurs after the Closing.


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            4. The value of any qualifying employer securities contributed to the Plans as part of the Closing Contribution will be determined as of the date contributed in accordance with section 3(18) of ERISA and based upon a valuation to be performed no later than February 28, 1997 by an independent appraiser selected by a fiduciary of the Plans and approved by the PBGC, which approval shall not be unreasonably withheld. If, based upon such valuation, New Anchor determines that the value of the Closing Contribution was less than $18,056,100, New Anchor will contribute to the Plans no later than March 31, 1997, an amount in cash and/or in shares of qualifying employer securities equal in value to the difference between $18,056,100 and the value of the Closing Contribution (the "Top-up Contribution.")

            5. New Anchor shall cause the Plans to retain an Investment manager (as that term is defined in section 3(38) of ERISA) reasonably satisfactory to the PBGC that shall have exclusive control over the shares of qualifying employer securities contributed to the Plans as part of the Closing Contribution and Top-up Contribution.

            6. New Anchor or Consumers shall provide PBGC with copies of

                  (a) at the same time they are made available to its lenders,

                        (i) all notices that must be provided to the lenders pursuant to section 7.1(f) of that revolving credit agreement to be dated February 4, 1997, by and among New Anchor, Consumers and Bankers Trust Company (the "Revolving Credit Agreement"); and

                        (ii) any notice from the lenders to New Anchor or Consumers of default or changes in the Revolving Credit Agreement; and

                  (b) within ten (10) days after filing, copies of the Form 5500s (with all attachments and schedules) for each of the Plans; and

                  (c) within ten (10) days after receipt by New Anchor, copies of the annual actuarial valuation report for each of the Plans.

            7. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that no party may transfer or assign its obligations under this Agreement unless such transfer or assignment is agreed to in writing and executed by each other's party.

            8. Each party represents and warrants that it is fully authorized and empowered to enter into this Agreement and


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that the performance of its obligations under such Agreement will not violate any other duty, obligation or agreement.

            9. This Agreement supersedes any other oral or written agreements between the parties and contains the entire agreement between the parties regarding the subject matter hereof.

            10. No provision of this Agreement may be amended unless such amendment is agreed to in writing and executed by authorized representatives of each party. No waiver by any party of a breach of any provision of this Agreement by any other party shall be construed as a continuing waiver or as a waiver of any other breach of another provision of this Agreement.

            11. This Agreement shall be governed by the laws of the State of New York, without regard to conflict of laws principles.

            12. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties agree to accept faxed signatures for this purpose.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                              Consumers Packaging Inc.


                              By: /s/ John J. Ghaznavi
                                 -----------------------------------
                                    John J. Ghaznavi



                              Anchor Glass Acquisition Corp.


                              By: /s/  John J. Ghaznavi
                                 -----------------------------------
                                    John J. Ghaznavi



                              Pension Benefit Guaranty Corporation


                              By: /s/  Ellen A. Hennessy
                                 -----------------------------------
                                    Ellen A. Hennessy
                                    Deputy Executive Director
                                          and Chief Negotiator


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